Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of GreenMan Technologies, Inc. on Form S-3 (Nos. 333-22813 and 333-27625) of our report dated August 26, 1997, on the consolidated balance sheets of GreenMan Technologies, Inc. as of May 31, 1996 and 1997 and the related consolidated statements of loss, changes in stockholders' equity (deficit) and cash flows for the years ended May 31, 1995, 1996 and 1997, which report appears in the Form 10-KSB of GreenMan Technologies, Inc. for the fiscal year ended May 31, 1997.


                                                            Wolf & Company, P.C.

Boston, Massachusetts
September 15, 1997